Exhibit 99.1

CONTACT:	Jason Koval (914) 640-4429
FOR IMMEDIATE RELEASE
July 23, 2009
STARWOOD REPORTS SECOND QUARTER 2009 RESULTS
WHITE PLAINS, NY, July 23, 2009 — Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported second quarter 2009 financial results.
Second Quarter 2009 Highlights
•	Excluding special items, EPS from continuing operations was $0.22. Including special items, EPS from continuing operations was $0.72.

•	Adjusted EBITDA was $200 million.

•	Excluding special items, income from continuing operations was $41 million. Including special items, income from continuing operations was $131 million.

•	Special items totaled a benefit of $90 million ($0.50 per share) primarily related to a $120 million benefit for a tax incentive program in Italy, partially offset by net impairment charges of $26 million.

•	Worldwide System-wide REVPAR for Same-Store Hotels decreased 27.7% (down 23.6% in constant dollars) compared to the second quarter of 2008. System-wide REVPAR for Same-Store Hotels in North America decreased 25.4% (down 24.2% in constant dollars).

•	Management and franchise revenues decreased 18.0% compared to 2008.

•	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels decreased 35.5% (down 30.5% in constant dollars) compared to the second quarter of 2008. REVPAR for Starwood branded Same-Store Owned Hotels in North America decreased 34.4% (down 32.5% in constant dollars).

•	Operating income from vacation ownership declined $7 million compared to 2008.

•	The Company signed 20 hotel management and franchise contracts in the quarter representing approximately 4,300 rooms.

•	The Company entered into various transactions during the second quarter that resulted in cash proceeds of nearly $1 billion. These cash proceeds have been used to pay down the Company’s revolver and prepay debt that would have matured in 2009 and 2010.

Second Quarter 2009 Earnings Summary
Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the second quarter of 2009 of $0.72 per share compared to $0.56 in the second quarter of 2008. Excluding special items, which net to a benefit of $90 million in 2009 and zero in 2008, EPS from continuing operations was $0.22 for the second quarter of 2009 compared to $0.56 in the second quarter of 2008. Excluding special items, the effective income tax rate in the second quarter of 2009 was 26.5% compared to 28.3% in the same period of 2008.
Special items in the second quarter of 2009 totaled $90 million of net benefits ($0.50 per Share) primarily related to a $120 million deferred tax benefit partially offset by impairment charges of $26 million and restructuring charges of $4 million.
Income from continuing operations was $131 million in the second quarter of 2009 compared to $107 million in 2008. Excluding special items, income from continuing operations was $41 million in the second quarter of 2009 compared to $107 million in 2008.
Net income was $134 million and EPS was $0.74 in the second quarter of 2009 compared to $105 million and EPS of $0.56 in the second quarter of 2008.
Frits van Paasschen, CEO said, “Despite an estimated $10 million impact from H1N1 during the quarter, we were able to beat expectations based on our continued focus on managing costs and driving revenue. Economic times like these afford us the opportunity to realign the organization around a sustainably lower cost base while continuing to invest in our brands and global growth opportunities. So while the current environment remains extremely challenging, we are committed to our long-term growth strategy and by the end of 2009, 60% of our 1,000 hotels will have been opened or renovated during the past three years. We also executed on several transactions during the quarter that in the aggregate allowed us to raise nearly one billion dollars, further strengthening our already strong balance sheet.”
Second Quarter 2009 Operating Results
Management and Franchise Revenues
Worldwide System-wide REVPAR for Same-Store Hotels decreased 27.7% (down 23.6% in constant dollars) compared to the second quarter of 2008. International System-wide REVPAR for Same-Store Hotels decreased 30.6% (down 22.8% in constant dollars). Worldwide System-wide REVPAR decreases by region were: 19.9% in Africa and the Middle East, 25.4% in North America, 30.1% in Asia Pacific, 34.4% in Europe and 36.4% in Latin America. Worldwide System-wide REVPAR decreases by brand were: Four Points by Sheraton 25.2%, Westin 25.6%, Sheraton 26.7%, W Hotels 30.5%, Le Méridien 31.3%, and St. Regis/Luxury Collection 35.1%.
Worldwide comparable company-operated gross operating profit margins declined approximately 530 basis points in the second quarter driven by REVPAR declines partially offset by continued cost-cutting efforts at the property level. International gross operating profit margins for comparable company-operated properties declined approximately 400 basis points, and North American comparable company-operated gross operating profit margins declined approximately 680 basis points.
Management fees, franchise fees and other income were $187 million, down $31 million, or 14.2%, from the second quarter of 2008. Management fees decreased 25.2% to $86 million and franchise fees decreased 22.7% to $34 million. The Company continued to work closely with its owner/partners to aggressively reduce costs, helping to minimize impact from the weak REVPAR environment.
During the second quarter of 2009, the Company signed 20 hotel management and franchise contracts representing approximately 4,300 rooms of which 17 are new builds and three are conversions from other brands. At June 30, 2009, the Company had over 375 hotels in the active pipeline representing over 90,000 rooms.
During the second quarter of 2009, 16 new hotels and resorts (representing approximately 3,200 rooms) entered the system, including the Le Méridien Dallas North (Dallas, TX, 258 rooms), W Fort Lauderdale Hotel and Residences (Fort Lauderdale, FL, 517 rooms), Le Westin Montreal (Montreal, Canada, 454 rooms) and four Aloft hotels in the United States. Ten properties (representing approximately 3,000 rooms) were removed from the system during the quarter.
Owned, Leased and Consolidated Joint Venture Hotels
Worldwide REVPAR for Starwood branded Same-Store Owned Hotels decreased 35.5% (down 30.5% in constant dollars). REVPAR at Starwood branded Same-Store Owned Hotels in North America decreased 34.4% (down 32.5% in constant dollars). Internationally, Starwood branded Same-Store Owned Hotel REVPAR decreased 37.0% (down 27.5% in constant dollars).
The Company’s continued rigorous cost cutting programs helped mitigate the impact of sharp revenue declines during the quarter.
Revenues at Starwood branded Same-Store Owned Hotels in North America decreased 32.6% (down 30.6% in constant dollars) while costs and expenses decreased 20.1% when compared to 2008.
Revenues at Starwood branded Same-Store Owned Hotels Worldwide decreased 34.4% (down 29.5% in constant dollars) while costs and expenses decreased 23.5% when compared to 2008.
Revenues at owned, leased and consolidated joint venture hotels were $394 million when compared to $620 million in 2008.

Vacation Ownership
Total vacation ownership reported revenues decreased 35.4% to $124 million when compared to 2008. Originated contract sales of vacation ownership intervals decreased 47.2% primarily due to an overall decline in demand due to the current economic climate. The average price per vacation ownership unit sold decreased 24.3% to approximately $16,000, driven by a higher sales mix of lower-priced inventory, including a higher percentage of lower-priced biennial inventory. The number of contracts signed decreased 29.9% when compared to 2008.
Selling, General, Administrative and Other
Selling, general, administrative and other expenses decreased 30.4% to $96 million compared to the second quarter of 2008. The decrease was primarily due to the Company’s focus on reducing its cost structure. A majority of the Company’s cost containment initiatives have been completed and implemented during previous quarters, including identifying reductions across the corporate departments and divisional headquarters, for which the benefits are now being realized. These actions are expected to yield an annual run rate savings of approximately $100 million.
Asset Sales
During the second quarter of 2009, the Company sold one wholly-owned hotel for cash proceeds of approximately $4 million. The Company recorded a $3 million loss on the sale.
Capital
Gross capital spending during the quarter included approximately $38 million of maintenance capital and $21 million of development capital. Investment spending on vacation ownership interest (“VOI”) and residential inventory was $31 million, primarily in Bal Harbour, Orlando, Rancho Mirage, and Cancun. The run rate of capital spending on development and investment capital will decline throughout the year as in-flight projects are completed.
Balance Sheet
At June 30, 2009, the Company had total debt of $3.752 billion and cash and cash equivalents of $126 million (including $47 million of restricted cash), or net debt of $3.626 billion, compared to net debt of $3.794 billion and $3.517 billion as of March 31, 2009 and December 31, 2008, respectively.
At June 30, 2009, debt was approximately 68% fixed rate and 32% floating rate and its weighted average maturity was 4.2 years with a weighted average interest rate of 6.16%. The Company had cash (including current restricted cash) and availability under the domestic and international revolving credit facility of approximately $1.686 billion.

On April 27, 2009, the Company entered into an amendment to its bank revolver due February 10, 2011 and bank term loans due June 29, 2009, June 29, 2010 and February 10, 2011. The amendment increased the leverage ratio from 4.5x to 5.5x (as defined in the agreements) in return for fees, higher interest rates and some additional modifications to the covenants. In addition, the Company pre-paid the $500 million bank term loan due June 29, 2009 by simultaneously drawing down on its revolver.
During the second quarter, the Company entered into various transactions that resulted in cash proceeds of nearly $1 billion as outlined below:
On May 7, 2009, the Company completed a public offering of $500 million of 7.875% Senior Notes due 2014. The net proceeds were used to pay down the outstanding borrowings under its revolver and for general corporate purposes.
On June 5, 2009, the Company sold approximately $181 million of vacation ownership notes receivable realizing cash proceeds of $125 million. The Company recorded a loss on the sale of these receivables of $1.5 million.
The Company and American Express (NYSE: AXP) extended their Co-brand Credit Card partnership. The multi-year extension allows continued expansion of the program with positive benefits to both companies. Starwood and American Express have offered a portfolio of card products since 2001, and the Co-brand credit card has been named the best affinity credit card in the Americas at the Freddie Awards for three years running. On July 1, 2009, as part of the broad-based agreement, the Company received $250 million in cash from American Express and used these proceeds to pre-pay a portion of the 2010 bank term loan.
On July 7, 2009, the Company also announced the sale of the W San Francisco for $90 million. The sale, which is subject to customary closing conditions, is expected to close on July 30, 2009.
As of July 22, 2009, before giving effect to the proceeds from the sale of the W San Francisco, the Company’s total debt stands at $3.545 billion with no outstanding maturities in 2009 and $100 million outstanding under the 2010 bank term loan.
In addition to the actions described above, in January 2009 the Company and the IRS reached an agreement in principle to settle the litigation pertaining to the tax treatment of the Company’s 1998 disposition of World Directories, Inc. Under the proposed settlement, the Company expects to receive a refund of over $200 million as a result of tax payments previously made. The Company now expects to obtain the refund by the end of 2009.

Results for the Six Months Ended June 30, 2009
EPS from continuing operations decreased to $0.76 compared to $0.99 in 2008. Excluding special items, EPS from continuing operations was $0.36 compared to $1.01 in 2008. Income from continuing operations was $138 million compared to $186 million in 2008. Excluding special items, income from continuing operations was $66 million compared to $190 million in 2008. Net income was $140 million and EPS was $0.77 compared to $137 million and $0.73, respectively, in 2008. Total Company Adjusted EBITDA, which was impacted by the sale or closure of 12 hotels since the beginning of 2008, was $367 million compared to $554 million in 2008.
Outlook
For the three months ended September 30, 2009:
•	Adjusted EBITDA is expected to be approximately $165 million to $175 million assuming:
•	REVPAR decline at Same-Store Company Operated Hotels Worldwide of 20% to 22% (17% to 19% in constant dollars).

•	REVPAR decline at Branded Same-Store Owned Hotels Worldwide of 24% to 26% (21% to 23% in constant dollars).

•	Management and franchise revenues will be down approximately 16% to 18%.

•	Operating income from our vacation ownership and residential businesses will be down $45 million to $50 million.
•	Income from continuing operations, before special items, is expected to be approximately $10 million to $17 million, reflecting an effective tax rate of approximately 28%.

•	EPS before special items is expected to be approximately $0.06 to $0.10.
For the Full Year 2009:
Based on our second quarter results and our expectations for the third quarter, the Company is using the following full year 2009 assumptions for planning purposes. Assuming REVPAR at Same-Store Company Operated Hotels Worldwide declines 20% and REVPAR at Branded Same-Store Owned Hotels Worldwide declines 25%:
•	Adjusted EBITDA would be approximately $750 million.

•	EPS before special items would be approximately $0.65.

•	Management and franchise revenues will decline approximately 15%.

•	Selling, General and Administrative expenses will decline approximately $80 million.

•	Operating income from our vacation ownership and residential business will be down approximately $70 million.

•	Full year depreciation and amortization will be approximately $350 million.

•	Full year interest expense will be approximately $235 million and cash taxes will be approximately $25 million.

•	Full year effective tax rate will be approximately 28%.

•	Full year capital expenditures (excluding vacation ownership and residential inventory) would be approximately $150 million for maintenance, renovation and technology. In addition, in-flight investment projects, including Bal Harbour, and prior commitments for joint ventures and other investments will total approximately $175 million. Vacation ownership and Residential, excluding the Bal Harbour project, is expected to generate approximately $150 million in positive cash flow, including proceeds from the Company’s June securitization.

•	The Company now expects year-end gross debt to be below $3.2 billion and net debt of approximately $3.0 billion (after incorporating proceeds from the expected IRS tax refund and sale of the W San Francisco).

Special Items
The Company’s special items netted to a benefit of $90 million (after-tax) in the second quarter of 2009 compared to zero (after-tax) charge in the same period of 2008.
The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

Three Months Ended			Six Months Ended
June 30,			June 30,
2009	2008		2009	2008
$41	$107	Income from continuing operations before special items	$66	$190

$0.22	$0.56	EPS before special items	$0.36	$1.01

		Special Items
(5)	(1)	Restructuring and other special charges, net (a)	(22)	(10)
(34)	1	(Loss) gain on asset dispositions and impairments, net (b)	(39)	—

(39)	—	Total special items — pre-tax	(61)	(10)
9	—	Income tax benefit for special items (c)	13	6
120	—	Italian income tax incentive (d)	120	—

90	—	Total special items — after-tax	72	(4)

$131	$107	Income from continuing operations	$138	$186

$0.72	$0.56	EPS including special items	$0.76	$0.99

(a)	During all periods presented, the Company recorded restructuring charges associated with its ongoing initiative to streamline operations and eliminate costs, including severance, lease termination fees and the write-off of leasehold improvements.

(b)	During the three and six months ended June 30, 2009, the charge primarily reflects a loss on one owned hotel sold and the impairment of its retained interest in securitized receivables and certain fixed assets.

During the three and six months ended June 30, 2008, the Company recorded insurance proceeds related to fire damage at a hotel, offset in the case of the six month period, by the impairment charge in the first quarter of 2008 related to a hotel held for sale.

(c)	During the three and six months ended June 30, 2009, benefit primarily relates to tax benefits at the statutory rate for restructuring and impairment charges, partially offset by permanent tax charges associated with the loss on asset dispositions.

For the six months ended June 30, 2008, the benefit relates to the reduction of valuation allowance for capital losses that are expected to be utilized prior to their expiration and the tax benefits at the statutory rate for the restructuring charges discussed in (a) above.

(d)	During the three and six months ended June 30, 2009, benefit relates to an Italian tax incentive program through which the tax basis of Italian owned hotels were stepped up in exchange for paying a relatively minor current tax. As a result, the Company recognized a net deferred tax benefit of $120 million under the program.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Starwood will be conducting a conference call to discuss the second quarter financial results at 10:30 a.m. (EST) today at (913) 312-1228. The conference call will be available through a simultaneous web cast in the Investor Relations/Press Releases section of the Company’s website at http://www.starwoodhotels.com. A replay of the conference call will also be available from 1:30 p.m. (EST) today through July 30, 2009 at 12:00 midnight (EST) on both the Company’s website and via telephone replay at (719) 457-0820 (access code 7449669).
Definitions
All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common shareholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common shareholders (i.e. excluding amounts attributable to noncontrolling interests). All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as revenues and costs and expenses from hotels sold, restructuring and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. Due to guidance from the Securities and Exchange Commission, the Company now does not reflect such items when calculating EBITDA; however, the Company continues to adjust for these special items and refers to this measure as Adjusted EBITDA. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or hurricane damage). References to Company Operated Hotel metrics (e.g. REVPAR) reflect metrics for the Company’s owned and managed hotels. References to System-Wide metrics (e.g. REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.
All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.
All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees offset by payments by Starwood under performance and other guarantees.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with 966 properties in more than 100 countries and 145,000 employees at its owned and managed properties. Starwood® Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, aloft(SM), and element(SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR
(866-478-2777) for photography or additional information.**
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can also be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%				%
2009	2008	Variance		2009	2008	Variance
			Revenues
$394	$620	(36.5)	Owned, leased and consolidated joint venture hotels	$780	$1,180	(33.9)
126	194	(35.1)	Vacation ownership and residential sales and services	261	387	(32.6)
187	218	(14.2)	Management fees, franchise fees and other income	352	424	(17.0)
498	541	(7.9)	Other revenues from managed and franchised properties (a)	930	1,048	(11.3)

1,205	1,573	(23.4)		2,323	3,039	(23.6)
			Costs and Expenses
329	454	27.5	Owned, leased and consolidated joint venture hotels	663	892	25.7
98	159	38.4	Vacation ownership and residential	204	317	35.6
96	138	30.4	Selling, general, administrative and other	189	268	29.5
5	1	n/m	Restructuring and other special charges, net	22	10	n/m
72	72	—	Depreciation	142	143	0.7
7	9	22.2	Amortization	14	16	12.5
498	541	7.9	Other expenses from managed and franchised properties (a)	930	1,048	11.3

1,105	1,374	19.6		2,164	2,694	19.7
100	199	(49.7)	Operating income	159	345	(53.9)
3	5	(40.0)	Equity earnings and gains and (losses) from unconsolidated ventures, net	(2)	11	n/m
(53)	(55)	3.6	Interest expense, net of interest income of $2, $1, $2 and $3	(96)	(102)	5.9
(34)	1	n/m	(Loss) gain on asset dispositions and impairments, net	(39)	—	n/m

16	150	(89.3)	Income from continuing operations before taxes	22	254	(91.3)
115	(42)	n/m	Income tax benefit (expense)	114	(68)	n/m

131	108	21.3	Income from continuing operations	136	186	(26.9)
			Discontinued Operations:
3	(2)	n/m	Net gain (loss) on dispositions	2	(49)	n/m

134	106	26.4	Net income	138	137	0.7
—	(1)	n/m	Net (income) loss attributable to noncontrolling interests	2	—	n/m

$134	$105	27.6	Net income attributable to Starwood	$140	$137	2.2

			Earnings (Loss) Per Share — Basic
$0.73	$0.58	25.9	Continuing operations	$0.77	$1.01	(23.8)
0.02	(0.01)	n/m	Discontinued operations	0.01	(0.26)	n/m

$0.75	$0.57	31.6	Net income	$0.78	$0.75	4.0

			Earnings (Loss) Per Share — Diluted
$0.72	$0.56	28.6	Continuing operations	$0.76	$0.99	(23.2)
0.02	—	n/m	Discontinued operations	0.01	(0.26)	n/m

$0.74	$0.56	32.1	Net income	$0.77	$0.73	5.5

			Amounts attributable to Starwood’s Common Shareholders
131	107	22.4	Income from continuing operations	138	186	(25.8)
3	(2)	n/m	Discontinued operations	2	(49)	n/m

134	105	27.6	Net income	140	137	2.2

180	184		Weighted average number of Shares	179	184

183	188		Weighted average number of Shares assuming dilution	182	188

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	June 30,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$79	$389
Restricted cash	41	96
Accounts receivable, net of allowance for doubtful accounts of $57 and $49	476	552
Inventories	1,035	986
Prepaid expenses and other	149	143

Total current assets	1,780	2,166
Investments	345	372
Plant, property and equipment, net	3,593	3,599
Assets held for sale	—	10
Goodwill and intangible assets, net	2,237	2,235
Deferred tax assets	734	639
Other assets (a)	615	682

	$9,304	$9,703

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$330	$506
Accounts payable	142	171
Accrued expenses	1,092	1,274
Accrued salaries, wages and benefits	286	346
Accrued taxes and other	394	391

Total current liabilities	2,244	2,688
Long-term debt (b)	3,422	3,502
Deferred income taxes	27	26
Other liabilities	1,779	1,843

	7,472	8,059
Commitments and contingencies
Stockholders’ equity:
Corporation common stock; $0.01 par value; authorized 1,000,000,000 shares; outstanding 186,898,723 and 182,827,483 shares at June 30, 2009 and December 31, 2008, respectively	2	2
Additional paid-in capital	508	493
Accumulated other comprehensive loss	(357)	(391)
Retained earnings	1,657	1,517

Total Starwood stockholders’ equity	1,810	1,621
Noncontrolling interest	22	23

Total equity	1,832	1,644

	$9,304	$9,703

(a)	Includes restricted cash of $6 million at June 30, 2009 and December 31, 2008, respectively.

(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $551 million and $642 million at June 30, 2009 and December 31, 2008, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Historical Data
(in millions)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%				%
2009	2008	Variance		2009	2008	Variance
			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$134	$105	27.6	Net income	$140	$137	2.2
58	62	(6.5)	Interest expense(a)	109	116	(6.0)
(118)	44	n/m	Income tax (benefit) expense (b)	(116)	117	n/m
80	79	1.3	Depreciation(c)	158	157	0.6
7	9	(22.2)	Amortization (d)	15	17	(11.8)

161	299	(46.2)	EBITDA	306	544	(43.8)
34	(1)	n/m	Loss (gain) on asset dispositions and impairments, net	39	—	n/m
5	1	n/m	Restructuring and other special charges, net	22	10	n/m

$200	$299	(33.1)	Adjusted EBITDA	$367	$554	(33.8)

(a)	Includes $3 million and $6 million of interest expense related to unconsolidated joint ventures for the three months ended June 30, 2009 and 2008, respectively, and $11 million for the six months ended June 30, 2009 and 2008.

(b)	Includes ($3) million and $2 million of tax (benefit) expense recorded in discontinued operations for the three months ended June 30, 2009 and 2008, respectively, and ($2) million and $49 million for the six months ended June 30, 2009 and 2008, respectively.

(c)	Includes $8 million and $7 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended June 30, 2009 and 2008, respectively, and $16 million and $14 million for the six months ended June 30, 2009 and 2008, respectively.

(d)	Includes $1 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the six months ended June 30, 2009 and 2008, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Performance
(In millions, except per share data)
Low Case

Three Months Ended		Year Ended
September 30, 2009		December 31, 2009
$10	Net income	$191
63	Interest expense	235
4	Income tax expense (benefit)	(87)
88	Depreciation and amortization	350

165	EBITDA	689
—	Loss on asset disposition and impairments, net	39
—	Restructuring and other special charges, net	22

$165	Adjusted EBITDA	$750

Three Months Ended		Year Ended
September 30, 2009		December 31, 2009
$10	Income from continuing operations before special items	$119

$0.06	EPS before special items	$0.65

	Special Items
—	Restructuring and other special charges, net	(22)
—	Loss on asset dispositions and impairments, net	(39)

—	Total special items — pre-tax	(61)
—	Income tax benefit on special items	13
—	Italian income tax incentive	120

—	Total special items — after-tax	72

$10	Income from continuing operations	$191

$0.06	EPS including special items	$1.05

High Case

Three Months Ended		Year Ended
September 30, 2009		December 31, 2009
$17	Net income	$191
63	Interest expense	235
7	Income tax expense (benefit)	(87)
88	Depreciation and amortization	350

175	EBITDA	689
—	Loss on asset disposition and impairments, net	39
—	Restructuring and other special charges, net	22

$175	Adjusted EBITDA	$750

Three Months Ended		Year Ended
September 30, 2009		December 31, 2009
$17	Income from continuing operations before special items	$119

$0.10	EPS before special items	$0.65

	Special Items
—	Restructuring and other special charges, net	(22)
—	Loss on asset dispositions and impairments, net	(39)

—	Total special items — pre-tax	(61)
—	Income tax benefit on special items	13
—	Italian income tax incentive	120

—	Total special items — after-tax	72

$17	Income from continuing operations	$191

$0.10	EPS including special items	$1.05

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Same Store Owned Hotel Revenue and Expenses
(In millions)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%	Same-Store Owned Hotels(1)			%
2009	2008	Variance	Worldwide	2009	2008	Variance
			Revenue
$358	$536	(33.2)	Same-Store Owned Hotels	$700	$1,021	(31.4)
1	43	(97.7)	Hotels Sold or Closed in 2009 and 2008 (12 hotels)	8	68	(88.2)
34	39	(12.8)	Hotels Without Comparable Results (9 hotels)	71	89	(20.2)
1	2	(50.0)	Other ancillary hotel operations	1	2	(50.0)

$394	$620	(36.5)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$780	$1,180	(33.9)

			Costs and Expenses
$295	$380	22.4	Same-Store Owned Hotels	$589	$750	21.5
2	38	94.7	Hotels Sold or Closed in 2009 and 2008 (12 hotels)	10	68	85.3
31	34	8.8	Hotels Without Comparable Results (9 hotels)	62	71	12.7
1	2	50.0	Other ancillary hotel operations	2	3	33.3

$329	$454	27.5	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$663	$892	25.7

Three Months Ended				Six Months Ended
June 30,				June 30,
		%	Same-Store Owned Hotels			%
2009	2008	Variance	North America	2009	2008	Variance
			Revenue
$230	$333	(30.9)	Same-Store Owned Hotels	$455	$646	(29.6)
1	11	(90.9)	Hotels Sold or Closed in 2009 and 2008 (6 hotels)	3	20	(85.0)
31	38	(18.4)	Hotels Without Comparable Results (8 hotels)	65	84	(22.6)

$262	$382	(31.4)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$523	$750	(30.3)

			Costs and Expenses
$195	$241	19.1	Same-Store Owned Hotels	$393	$480	18.1
2	8	75.0	Hotels Sold or Closed in 2009 and 2008 (6 hotels)	5	18	72.2
28	32	12.5	Hotels Without Comparable Results (8 hotels)	56	66	15.2

$225	$281	19.9	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$454	$564	19.5

Three Months Ended				Six Months Ended
June 30,				June 30,
		%	Same-Store Owned Hotels			%
2009	2008	Variance	International	2009	2008	Variance
			Revenue
$128	$203	(36.9)	Same-Store Owned Hotels	$245	$375	(34.7)
—	32	n/m	Hotels Sold or Closed in 2009 and 2008 (6 hotels)	5	48	(89.6)
3	1	n/m	Hotels Without Comparable Results (1 hotels)	6	5	20.0
1	2	(50.0)	Other ancillary hotel operations	1	2	(50.0)

$132	$238	(44.5)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$257	$430	(40.2)

			Costs and Expenses
$100	$139	28.1	Same-Store Owned Hotels	$196	$270	27.4
—	30	n/m	Hotels Sold or Closed in 2009 and 2008 (6 hotels)	5	50	90.0
3	2	(50.0)	Hotels Without Comparable Results (1 hotels)	6	5	(20.0)
1	2	50.0	Other ancillary hotel operations	2	3	33.3

$104	$173	39.9	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$209	$328	36.3

(1)	Same-Store Owned Hotel Results exclude 12 hotels sold or closed in 2009 and 2008 and 9 hotels without comparable results.

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Three Months Ended June 30,
UNAUDITED

	Systemwide — Worldwide			Systemwide — North America			Systemwide — International
	2009	2008	Var.	2009	2008	Var.	2009	2008	Var.

TOTAL HOTELS
REVPAR ($)	96.92	134.04	-27.7%	95.48	127.95	-25.4%	98.90	142.46	-30.6%
ADR ($)	154.99	189.89	-18.4%	146.31	176.05	-16.9%	168.31	210.43	-20.0%
Occupancy (%)	62.5%	70.6%	-8.1	65.3%	72.7%	-7.4	58.8%	67.7%	-8.9

SHERATON
REVPAR ($)	84.65	115.56	-26.7%	83.22	111.73	-25.5%	86.53	120.64	-28.3%
ADR ($)	138.45	165.90	-16.5%	130.04	154.73	-16.0%	150.86	182.06	-17.1%
Occupancy (%)	61.1%	69.7%	-8.6	64.0%	72.2%	-8.2	57.4%	66.3%	-8.9

WESTIN
REVPAR ($)	109.55	147.32	-25.6%	110.35	143.54	-23.1%	107.20	158.35	-32.3%
ADR ($)	166.45	201.09	-17.2%	162.49	192.55	-15.6%	179.63	227.93	-21.2%
Occupancy (%)	65.8%	73.3%	-7.5	67.9%	74.6%	-6.7	59.7%	69.5%	-9.8

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	167.24	257.59	-35.1%	159.47	236.55	-32.6%	171.80	269.97	-36.4%
ADR ($)	303.17	398.91	-24.0%	293.28	365.55	-19.8%	308.84	418.60	-26.2%
Occupancy (%)	55.2%	64.6%	-9.4	54.4%	64.7%	-10.3	55.6%	64.5%	-8.9

LE MERIDIEN
REVPAR ($)	116.31	169.18	-31.3%	160.91	240.21	-33.0%	111.75	161.96	-31.0%
ADR ($)	180.76	232.36	-22.2%	211.43	308.91	-31.6%	176.98	223.98	-21.0%
Occupancy (%)	64.3%	72.8%	-8.5	76.1%	77.8%	-1.7	63.1%	72.3%	-9.2

W
REVPAR ($)	149.21	214.67	-30.5%	150.46	217.15	-30.7%	139.42	195.27	-28.6%
ADR ($)	223.70	301.86	-25.9%	218.86	298.77	-26.7%	275.10	331.71	-17.1%
Occupancy (%)	66.7%	71.1%	-4.4	68.7%	72.7%	-4.0	50.7%	58.9%	-8.2

FOUR POINTS
REVPAR ($)	62.95	84.14	-25.2%	62.24	80.88	-23.0%	64.52	91.43	-29.4%
ADR ($)	101.23	121.68	-16.8%	97.40	113.72	-14.4%	110.61	141.26	-21.7%
Occupancy (%)	62.2%	69.1%	-6.9	63.9%	71.1%	-7.2	58.3%	64.7%	-6.4

OTHER
REVPAR ($)	98.03	122.06	-19.7%	98.03	122.06	-19.7%
ADR ($)	160.94	177.67	-9.4%	160.94	177.67	-9.4%
Occupancy (%)	60.9%	68.7%	-7.8	60.9%	68.7%	-7.8

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended June 30,
UNAUDITED

	Systemwide(1)			Company Operated(2)
	2009	2008	Var.	2009	2008	Var.

TOTAL WORLDWIDE
REVPAR ($)	96.92	134.04	-27.7%	108.45	150.75	-28.1%
ADR ($)	154.99	189.89	-18.4%	172.23	210.99	-18.4%
Occupancy (%)	62.5%	70.6%	-8.1	63.0%	71.4%	-8.4

NORTH AMERICA
REVPAR ($)	95.48	127.95	-25.4%	114.23	156.47	-27.0%
ADR ($)	146.31	176.05	-16.9%	170.96	208.05	-17.8%
Occupancy (%)	65.3%	72.7%	-7.4	66.8%	75.2%	-8.4

EUROPE
REVPAR ($)	127.69	194.55	-34.4%	142.60	212.14	-32.8%
ADR ($)	204.75	273.63	-25.2%	219.32	289.71	-24.3%
Occupancy (%)	62.4%	71.1%	-8.7	65.0%	73.2%	-8.2

AFRICA & MIDDLE EAST
REVPAR ($)	119.21	148.82	-19.9%	121.81	152.13	-19.9%
ADR ($)	176.23	204.07	-13.6%	177.96	206.05	-13.6%
Occupancy (%)	67.6%	72.9%	-5.3	68.4%	73.8%	-5.4

ASIA PACIFIC
REVPAR ($)	76.88	110.02	-30.1%	74.07	104.53	-29.1%
ADR ($)	139.42	174.69	-20.2%	136.70	168.36	-18.8%
Occupancy (%)	55.1%	63.0%	-7.9	54.2%	62.1%	-7.9

LATIN AMERICA
REVPAR ($)	59.83	94.06	-36.4%	61.67	96.49	-36.1%
ADR ($)	128.78	141.33	-8.9%	138.10	150.44	-8.2%
Occupancy (%)	46.5%	66.6%	-20.1	44.7%	64.1%	-19.4

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Three Months Ended June 30,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2009	2008	Var.	2009	2008	Var.	2009	2008	Var.
TOTAL HOTELS		56 Hotels			29 Hotels			27 Hotels

REVPAR ($)	124.83	190.48	-34.5%	130.11	193.93	-32.9%	116.53	185.05	-37.0%
ADR ($)	195.32	253.23	-22.9%	187.57	247.64	-24.3%	210.61	263.03	-19.9%
Occupancy (%)	63.9%	75.2%	-11.3	69.4%	78.3%	-8.9	55.3%	70.4%	-15.1

Total Revenue	357,467	535,839	-33.3%	229,843	332,791	-30.9%	127,624	203,048	-37.1%
Total Expenses	294,482	380,416	-22.6%	194,743	240,748	-19.1%	99,739	139,668	-28.6%

BRANDED HOTELS		50 Hotels			23 Hotels			27 Hotels

REVPAR ($)	127.77	197.96	-35.5%	136.29	207.75	-34.4%	116.53	185.05	-37.0%
ADR ($)	198.90	260.71	-23.7%	191.98	259.17	-25.9%	210.61	263.03	-19.9%
Occupancy (%)	64.2%	75.9%	-11.7	71.0%	80.2%	-9.2	55.3%	70.4%	-15.1

Total Revenue	327,783	499,835	-34.4%	200,159	296,787	-32.6%	127,624	203,048	-37.1%
Total Expenses	268,528	350,864	-23.5%	168,789	211,196	-20.1%	99,739	139,668	-28.6%

(1)	Hotel results exclude 12 hotels sold or closed and 6 hotels without comparable results during 2009 and 2008

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Three Months Ended June 30,
UNAUDITED ($ millions)

	Worldwide
	2009	2008	$ Variance	% Variance

Management Fees:
Base Fees	60	75	-15	-20.0%
Incentive Fees	26	40	-14	-35.0%

Total Management Fees	86	115	-29	-25.2%

Franchise Fees	34	44	-10	-22.7%

Total Management & Franchise Fees	120	159	-39	-24.5%

Other Management & Franchise Revenues (1)	30	24	6	25.0%

Total Management & Franchise Revenues	150	183	-33	-18.0%

Other (2)	37	35	2	5.7%

Management Fees, Franchise Fees & Other Income	187	218	-31	-14.2%

(1)	Other Management & Franchise Revenues primarily includes the amortization of deferred gains of approximately $20 million in 2009 and $21 million in 2008 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	Amount includes revenues from the Company’s Bliss spa and product business and other miscellaneous revenue.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Three Months Ended June 30,
UNAUDITED ($ millions)

	2009	2008	% Variance

Originated Sales Revenues (1) — Vacation Ownership Sales	75	142	-47.2%
Other Sales and Services Revenues (2)	49	51	-3.9%
Deferred Revenues — Percentage of Completion	13	(5)	n/m
Deferred Revenues — Other (3)	(13)	4	n/m

Vacation Ownership Sales and Services Revenues	124	192	-35.4%
Residential Sales and Services Revenues	2	2	—

Total Vacation Ownership & Residential Sales and Services Revenues	126	194	-35.1%

Originated Sales Expenses (4) — Vacation Ownership Sales	47	96	51.0%
Other Expenses (5)	41	55	25.5%
Deferred Expenses — Percentage of Completion	6	(1)	n/m
Deferred Expenses — Other	3	8	62.5%

Vacation Ownership Expenses	97	158	38.6%
Residential Expenses	1	1	—

Total Vacation Ownership & Residential Expenses	98	159	38.4%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per SFAS No. 152.
n/m = not meaningful

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Six Months Ended June 30,
UNAUDITED

	Systemwide — Worldwide			Systemwide — North America			Systemwide — International
	2009	2008	Var.	2009	2008	Var.	2009	2008	Var.

TOTAL HOTELS
REVPAR ($)	94.94	128.16	-25.9%	92.20	121.92	-24.4%	98.64	136.57	-27.8%
ADR ($)	157.58	188.12	-16.2%	149.08	175.44	-15.0%	169.81	206.06	-17.6%
Occupancy (%)	60.2%	68.1%	-7.9	61.8%	69.5%	-7.7	58.1%	66.3%	-8.2

SHERATON
REVPAR ($)	83.07	109.65	-24.2%	78.54	103.77	-24.3%	88.73	116.98	-24.1%
ADR ($)	140.65	163.33	-13.9%	129.40	150.90	-14.2%	155.60	179.75	-13.4%
Occupancy (%)	59.1%	67.1%	-8.0	60.7%	68.8%	-8.1	57.0%	65.1%	-8.1

WESTIN
REVPAR ($)	107.17	140.26	-23.6%	108.19	138.27	-21.8%	104.22	146.00	-28.6%
ADR ($)	170.55	200.92	-15.1%	168.61	194.89	-13.5%	176.65	219.59	-19.6%
Occupancy (%)	62.8%	69.8%	-7.0	64.2%	70.9%	-6.7	59.0%	66.5%	-7.5

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	162.52	251.02	-35.3%	180.35	261.56	-31.0%	152.18	244.90	-37.9%
ADR ($)	303.07	389.74	-22.2%	325.80	384.21	-15.2%	289.23	393.24	-26.4%
Occupancy (%)	53.6%	64.4%	-10.8	55.4%	68.1%	-12.7	52.6%	62.3%	-9.7

LE MERIDIEN
REVPAR ($)	113.82	163.24	-30.3%	145.06	214.14	-32.3%	110.55	157.94	-30.0%
ADR ($)	183.80	231.47	-20.6%	210.29	296.04	-29.0%	180.69	224.56	-19.5%
Occupancy (%)	61.9%	70.5%	-8.6	69.0%	72.3%	-3.3	61.2%	70.3%	-9.1

W
REVPAR ($)	146.32	218.51	-33.0%	143.68	216.97	-33.8%	169.76	232.15	-26.9%
ADR ($)	232.75	299.79	-22.4%	223.46	291.56	-23.4%	338.09	391.14	-13.6%
Occupancy (%)	62.9%	72.9%	-10.0	64.3%	74.4%	-10.1	50.2%	59.4%	-9.2

FOUR POINTS
REVPAR ($)	62.35	81.15	-23.2%	59.02	75.37	-21.7%	70.54	95.28	-26.0%
ADR ($)	102.51	120.12	-14.7%	97.32	111.48	-12.7%	115.14	141.33	-18.5%
Occupancy (%)	60.8%	67.6%	-6.8	60.6%	67.6%	-7.0	61.3%	67.4%	-6.1

OTHER
REVPAR ($)	86.20	103.54	-16.7%	86.20	103.54	-16.7%
ADR ($)	155.42	169.10	-8.1%	155.42	169.10	-8.1%
Occupancy (%)	55.5%	61.2%	-5.7	55.5%	61.2%	-5.7

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Six Months Ended June 30,
UNAUDITED

	Systemwide(1)			Company Operated(2)
	2009	2008	Var.	2009	2008	Var.

TOTAL WORLDWIDE
REVPAR ($)	94.94	128.16	-25.9%	106.61	145.28	-26.6%
ADR ($)	157.58	188.12	-16.2%	175.43	208.68	-15.9%
Occupancy (%)	60.2%	68.1%	-7.9	60.8%	69.6%	-8.8

NORTH AMERICA
REVPAR ($)	92.20	121.92	-24.4%	111.60	151.78	-26.5%
ADR ($)	149.08	175.44	-15.0%	175.34	207.82	-15.6%
Occupancy (%)	61.8%	69.5%	-7.7	63.6%	73.0%	-9.4

EUROPE
REVPAR ($)	112.03	165.38	-32.3%	122.93	180.86	-32.0%
ADR ($)	194.54	253.62	-23.3%	207.33	268.52	-22.8%
Occupancy (%)	57.6%	65.2%	-7.6	59.3%	67.4%	-8.1

AFRICA & MIDDLE EAST
REVPAR ($)	127.05	153.78	-17.4%	129.54	156.23	-17.1%
ADR ($)	191.27	213.02	-10.2%	193.90	215.21	-9.9%
Occupancy (%)	66.4%	72.2%	-5.8	66.8%	72.6%	-5.8

ASIA PACIFIC
REVPAR ($)	82.78	116.10	-28.7%	79.23	109.71	-27.8%
ADR ($)	146.86	180.81	-18.8%	144.64	173.79	-16.8%
Occupancy (%)	56.4%	64.2%	-7.8	54.8%	63.1%	-8.3

LATIN AMERICA
REVPAR ($)	71.89	99.11	-27.5%	75.66	103.54	-26.9%
ADR ($)	137.26	146.34	-6.2%	147.60	155.68	-5.2%
Occupancy (%)	52.4%	67.7%	-15.3	51.3%	66.5%	-15.2

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Six Months Ended June 30,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2009	2008	Var.	2009	2008	Var.	2009	2008	Var.
TOTAL HOTELS	56 Hotels			29 Hotels			27 Hotels

REVPAR ($)	121.88	180.95	-32.6%	128.81	187.76	-31.4%	110.97	170.21	-34.8%
ADR ($)	196.07	248.22	-21.0%	195.73	250.96	-22.0%	196.69	243.59	-19.3%
Occupancy (%)	62.2%	72.9%	-10.7	65.8%	74.8%	-9.0	56.4%	69.9%	-13.5

Total Revenue	699,840	1,020,895	-31.4%	455,371	646,131	-29.5%	244,469	374,764	-34.8%
Total Expenses	588,238	750,303	-21.6%	392,858	479,908	-18.1%	195,380	270,395	-27.7%

BRANDED HOTELS	50 Hotels			23 Hotels			27 Hotels

REVPAR ($)	125.80	189.42	-33.6%	137.02	203.95	-32.8%	110.97	170.21	-34.8%
ADR ($)	200.00	255.37	-21.7%	202.09	263.40	-23.3%	196.69	243.59	-19.3%
Occupancy (%)	62.9%	74.2%	-11.3	67.8%	77.4%	-9.6	56.4%	69.9%	-13.5

Total Revenue	646,240	959,100	-32.6%	401,771	584,336	-31.2%	244,469	374,764	-34.8%
Total Expenses	536,868	694,247	-22.7%	341,488	423,852	-19.4%	195,380	270,395	-27.7%

(1)	Hotel results exclude 12 hotels sold or closed and 9 hotels without comparable results during 2009 and 2008

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Six Months Ended June 30,
UNAUDITED ($ millions)

	Worldwide
	2009	2008	$ Variance	% Variance
Management Fees:
Base Fees	114	143	-29	-20.3%
Incentive Fees	51	77	-26	-33.8%

Total Management Fees	165	220	-55	-25.0%

Franchise Fees	66	83	-17	-20.5%

Total Management & Franchise Fees	231	303	-72	-23.8%

Other Management & Franchise Revenues (1)	62	49	13	26.5%

Total Management & Franchise Revenues	293	352	-59	-16.8%

Other (2)	59	72	-13	-18.1%

Management Fees, Franchise Fees & Other Income	352	424	-72	-17.0%

(1)	Other Management & Franchise Revenues primarily includes the amortization of deferred gains of approximately $40 million in 2009 and $42 million in 2008 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	Amount includes revenues from the Company’s Bliss spa and product business and other miscellaneous revenue.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Six Months Ended June 30,
UNAUDITED ($ millions)

	2009	2008	% Variance

Originated Sales Revenues (1) — Vacation Ownership Sales	156	305	-48.9%
Other Sales and Services Revenues (2)	101	105	-3.8%
Deferred Revenues — Percentage of Completion	17	(29)	n/m
Deferred Revenues — Other (3)	(16)	2	n/m

Vacation Ownership Sales and Services Revenues	258	383	-32.6%
Residential Sales and Services Revenues	3	4	-25.0%

Total Vacation Ownership & Residential Sales and Services Revenues	261	387	-32.6%

Originated Sales Expenses (4) — Vacation Ownership Sales	104	212	50.9%
Other Expenses (5)	81	103	21.4%
Deferred Expenses — Percentage of Completion	9	(15)	n/m
Deferred Expenses — Other	8	13	38.5%

Vacation Ownership Expenses	202	313	35.5%
Residential Expenses	2	4	50.0%

Total Vacation Ownership & Residential Expenses	204	317	35.6%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per SFAS No. 152.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels without Comparable Results & Other Selected Items
As of June 30, 2009
UNAUDITED ($ millions)
Properties without comparable results in 2009:

Property	Location
Sheraton Steamboat Resort & Conference Center	Steamboat Springs, CO
Westin St. John Resort & Villas	St. John, Virgin Islands
Westin Peachtree	Atlanta, GA
Sheraton Fiji Resort	Nadi, Fiji
element Lexington	Lexington, MA
aloft Lexington	Lexington, MA
aloft Philadelphia Airport	Philadelphia, PA
Park Ridge Hotel & Conference Center at Valley Forge	King of Prussia, PA
W Chicago — City Center	Chicago, IL
Properties sold or closed in 2009 and 2008:

Property	Location
Caesar’s Brookdale	Scotrun, PA
Sheraton Hamilton	Hamilton, Ontario
Days Inn Town Center	Seattle, WA
Sixth Avenue Inn	Seattle, WA
Hotel Des Bains	Venice Lido, Italy
The Westin Excelsior	Venice Lido, Italy
Hotel Villa Cipriani	Asolo, Italy
The Westin Turnberry	Ayreshire, Scotland
Sheraton Brussels Hotel & Towers	Brussels, Belgium
Sheraton Mencey Hotel	Santa Cruz de Tenerife, Spain
Sheraton Newton	Newton, MA
Minneapolis Gateway Hotel	Minneapolis, MN
Revenues and Expenses Associated with Assets Sold or Closed in 2009 and 2008 (1):

	Q1	Q2	Q3	Q4	Full Year

Hotels Sold or Closed in 2008:
2008
Revenues	$10	$25	$35	$6	$76
Expenses (excluding depreciation)	$16	$23	$23	$6	$68

Hotels Sold or Closed in 2009:
2009
Revenues	$7	$1	$—	$—	$8
Expenses (excluding depreciation)	$8	$2	$—	$—	$10

2008
Revenues	$15	$18	$16	$14	$63
Expenses (excluding depreciation)	$14	$15	$14	$13	$56

(1)	Results consist of 4 hotels sold or closed in 2009 and 8 hotels sold or closed in 2008. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2009 and 2008

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three and Six Months Ended June 30, 2009
UNAUDITED ($ millions)

	Q2	YTD
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	32	55
Corporate/IT	6	14

Subtotal	38	69

Vacation Ownership Capital Expenditures: (2)
Net capital expenditures for inventory (excluding St.Regis Bal Harbour)	11	18
Net capital expenditures for inventory — St.Regis Bal Harbour	20	67

Subtotal	31	85

Development Capital	21	58

Total Capital Expenditures	90	212

(1)	Maintenance capital expenditures include improvements, repairs and maintenance.

(2)	Represents gross inventory capital expenditures of $46 and $122 in the three and six months ended June 30, 2009, respectively, less cost of sales of $15 and $37 in the three and six months ended June 30, 2009, respectively.

Starwood Hotels & Resorts Worldwide, Inc.
2009 Divisional Hotel Inventory Summary by Ownership by Brand*
June 30, 2009

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	7	4,191	4	707	5	2,713	2	821	18	8,432
Westin	5	2,849	3	650	3	902	1	273	12	4,674
Four Points	2	327	—	—	—	—	1	630	3	957
W	9	3,174	—	—	—	—	—	—	9	3,174
Luxury Collection	1	643	7	828	1	180	—	—	9	1,651
St. Regis	3	668	1	161	—	—	—	—	4	829
Aloft	2	272	—	—	—	—	—	—	2	272
Element	1	123	—	—	—	—	—	—	1	123
Other	7	2,200	—	—	—	—	—	—	7	2,200

Total Owned	37	14,447	15	2,346	9	3,795	4	1,724	65	22,312

Managed & UJV
Sheraton	42	29,637	72	21,122	15	2,934	52	19,250	181	72,943
Westin	52	28,105	14	3,882	—	—	16	5,979	82	37,966
Four Points	2	646	8	1,533	3	427	8	2,364	21	4,970
W	14	4,385	2	579	1	237	3	723	20	5,924
Luxury Collection	8	2,028	12	1,893	7	250	—	—	27	4,171
St. Regis	5	1,051	1	95	1	120	4	1,009	11	2,275
Le Meridien	4	737	62	15,728	—	—	24	6,405	90	22,870
Aloft	—	—	—	—	—	—	1	186	1	186
Other	1	—	1	—	—	—	—	—	2	—

Total Managed & UJV	128	66,589	172	44,832	27	3,968	108	35,916	435	151,305

Franchised
Sheraton	154	45,924	27	6,308	9	2,500	14	5,651	204	60,383
Westin	54	17,515	6	2,657	2	396	7	1,939	69	22,507
Four Points	91	14,613	12	1,670	9	1,416	3	324	115	18,023
Luxury Collection	5	1,127	13	1,694	—	—	7	2,022	25	4,843
St. Regis	—	—	1	133	—	—	—	—	1	133
Le Meridien	6	1,811	5	1,546	1	213	2	554	14	4,124
Aloft	22	3,187	—	—	—	—	—	—	22	3,187
Element	3	393	—	—	—	—	—	—	3	393

Total Franchised	335	84,570	64	14,008	21	4,525	33	10,490	453	113,593

Systemwide
Sheraton	203	79,752	103	28,137	29	8,147	68	25,722	403	141,758
Westin	111	48,469	23	7,189	5	1,298	24	8,191	163	65,147
Four Points	95	15,586	20	3,203	12	1,843	12	3,318	139	23,950
W	23	7,559	2	579	1	237	3	723	29	9,098
Luxury Collection	14	3,798	32	4,415	8	430	7	2,022	61	10,665
St. Regis	8	1,719	3	389	1	120	4	1,009	16	3,237
Le Meridien	10	2,548	67	17,274	1	213	26	6,959	104	26,994
Aloft	24	3,459	—	—	—	—	1	186	25	3,645
Element	4	516	—	—	—	—	—	—	4	516
Other	8	2,200	1	—	—	—	—	—	9	2,200
Vacation Ownership	13	6,840	—	—	—	—	—	—	13	6,840

Total Systemwide	513	172,446	251	61,186	57	12,288	145	48,130	966	294,050

*	Includes Vacation Ownership properties

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership Inventory Pipeline
As of June 30, 2009
UNAUDITED

	# Resorts			# of Units(1)
		In	In Active		Pre-sales/	Future	Total at
Brand	Total(2)	Operations	Sales	Completed(3)	Development(4)	Capacity(5), (6)	Buildout
Sheraton	8	7	7	2,988	91	1,394	4,473
Westin	10	8	9	1,377	185	756	2,318
St. Regis	2	2	2	63	—	—	63
The Luxury Collection	1	1	1	6	—	1	7
Unbranded	3	3	1	124	—	1	125

Total SVO, Inc.	24	21	20	4,558	276	2,152	6,986

Unconsolidated Joint Ventures (UJV’s)	2	1	1	198	—	40	238

Total including UJV’s	26	22	21	4,756	276	2,192	7,224

Total Intervals Including UJV’s (7)				247,312	14,352	113,984	375,648

(1)	Lockoff units are considered as one unit for this analysis

(2)	Includes resorts in operation, active sales or future development

(3)	Completed units include those units that have a certificate of occupancy

(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.

(5)	Based on owned land and average density in existing marketplaces

(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit